SEC File No. 0-14189
==============================================================================
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
    [X]      Preliminary Proxy Statement
    [   ]    Definitive Proxy Statement
    [   ]    Definitive Additional Materials
    [   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            CELTIC INVESTMENT, INC.
                (Name of Registrant as Specified In Its Charter)

                                CELTIC INVESTMENT
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    [X]      No Fee Required

    [   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(j)(2).

    [   ]    $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).

    [   ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
             0-11.

             1) Title of each class of securities to which transaction applies:
                                       N/A

             2) Aggregate number of securities to which transaction applies:

                                       N/A

             3) Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:

                                       N/A

             4) Proposed maximum aggregate value of transaction:

                                       N/A

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting free was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1) Amount Previously Paid:   N/A

             2) Form, Schedule or Registration Statement No.: N/A

             3) Filing Party:  N/A

===============================================================================

November 6, 1997

U.S. Securities and
Exchange Commission
Washington, DC  20546

Re:     Celtic Investment, Inc. (the "Company") 1997 Form 14A

To Whom It May Concern:

      Attached please find a Preliminary Proxy Statement (Form 14A) for the Company in connection with its Annual Meeting of Shareholders. In addition to the election of Directors at the Meeting, shareholders will be asked to vote upon a proposal to reincorporate the Company in Illinois, through a merger into a wholly-owned Illinois subsidiary. Shareholders will also be asked to vote upon a proposal to ratify the Company's1997 Stock Option Plan and certain specific grants of options. The following exhibits are attached to the Proxy Statement:

(1) Exhibit A: Certificate of Incorporation for Celtic Investment, Inc., an Illinois corporation ("Celtic Illinois");

(2)  Exhibit B: Bylaws for Celtic Illinois;

(3)  Exhibit C: Delaware Corporate Law regarding appraisal rights;

(4)  Exhibit D: 1997 Stock Option Plan;


     In addition, pursuant to Instruction 3 of Rule 14a-101 (Item 10)(b)(G), attached as Appendix 1 are copies of the Option Agreements for specific grants of options to voted upon as Proposal 4 at the Annual Meeting of Shareholders.

     Also attached as Appendix 2, pursuant to Rule 14a-101 (Item 14)(a)(3) is an Agreement and Plan of Merger between Celtic Delaware and Celtic Ilinois. This Agreement and Plan of Merger is not a part of the Proxy Statement and will not be delivered to security holders.

     If you have any questions in connection with the foregoing, please contact A.O. "Bud" Headman, Jr. at 801-532-2666.

                                        Sincerely,

                                        COHNE, RAPPAPORT & SEGAL

                                        A. O. Headman, Jr.

                            CELTIC INVESTMENT, INC.
                          17W220 22nd Street, Suite 420
                           Oakbrook Terrace, IL 60181
                                  ------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  ------------

                           To Be Held January 12, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Celtic Investment, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held January 12, 1998 (the "Meeting") and at any adjournment(s) thereof. The Meeting will be held at __________________________________________
_________________________________ at 6:00 p.m. local time. This Proxy Statement, the Notice of Annual Meeting of Shareholders, and the Proxy were first sent or given to the Company's shareholders on or about December 10, 1997.

     Matters to come before the Meeting are: (1) the election of five directors to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and thereafter until their successors are elected and are qualified; (2) to consider and act upon a proposal to approve and adopt a Plan of Reorganization and Agreement of Merger which provides for the merger of the Company with and into its wholly-owned subsidiary in order to change the state of incorporation of the Company from Delaware to Illinois; (3) to consider and act upon a proposal to approve and adopt a Stock Option Plan; and (4) to consider and act upon a proposal to ratify specific 1996 and 1997 grants of stock options to certain employees of U.S. Commercial Funding Corp. ("USCF"), Salt Lake Mortgage Corp. ("SLM") and Advantage Realty, Inc. ("ARI"), all of which are wholly-owned subsidiaries of the Company, all as are more fully described herein.

      There is being mailed herewith to each shareholder of record the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to shareholders.

                        RECORD DATE AND VOTING SECURITIES

      The securities of the Company entitled to vote at the Meeting consist of shares of the Company's common stock, $.001 par value. Only shareholders of record at the close of business on December 10, 1997, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding 4,406,477 shares of common stock. See
"Principal Shareholders and Security Ownership of Management" for information concerning beneficial ownership of the Company's common stock.

     Assuming a quorum is present, the five (5) nominees receiving the highest number of votes cast by the holders of the common stock will be elected as directors. There will be no cumulative voting in the election of directors. A majority of the shares issued and outstanding must be voted in favor of the proposal to change the Company's domicile through a reincorporation merger - Proposal 2. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy is required for approval of Proposals 3 and 4.

      Abstentions are treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, thus, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

      All Proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, the persons named in the Proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed below and for Proposals 2, 3 and 4.

                             REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                      GENERAL INFORMATION ABOUT THE COMPANY

      The Company is a Delaware corporation with its principal and executive offices located at 17W220 22nd Street, Suite 420, Oakbrook Terrace, Illinois 60181, (630) 993-9010. The Company, through its wholly-owned subsidiary, USCF, is engaged in the business of purchasing accounts receivable ("Factoring") and through its wholly-owned subsidiaries SLM and ARI, it is engaged in the mortgage banking business and the real estate brokerage business.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information regarding shares of the Company's common stock owned beneficially as of December 10, 1997 by each director and nominee for director, each of the executive officers of the Company, all officers and directors as a group and each person known by the Company to beneficially own 5% or more of the outstanding shares of the Company's common stock. Except as may be indicated in the footnotes to the table, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date:

Name and Address                                                    Percentage
of Beneficial Owner                  Shares Owned (8)                  Owned

Douglas P. Morris (1)(2)                 448,765                       9.01%
330 East Main Street, Suite 206
Barrington, IL 60010

Howard D. Talks (1)(3)                   451,384                       9.06%
P.O. Box 250
Palm Beach, FL 33480

Larry D. Meek (1)(4)                     287,901                       5.78%
17W220 22nd Street, #420
Oakbrook Terrace, IL  60181

Pam Davis (1)                             -0-                           -0-
102 West 500 South, Suite 300
Salt Lake City, UT 84101

Frank Lucchese (1)(5)                    123,528                       2.48%
17W220 22nd Street, #420
Oakbrook Terrace, IL 60181

Reese Howell, Jr.(1)(6)                  554,500                      11.13%
102 West 500 South, #300
Salt Lake City, UT 84101

Roger Davis(7)                           545,500                      10.95%
102 West 500 South, #300
Salt Lake City, UT 84101

Laurence J. Pino                         308,257                       6.19%
c/o Open University
Orlando, FL 33480

All Officers and Directors             1,866,132                      37.46%
as a group (6 people)
-----------

      (1) Each of these persons is an officer and/or director of the Company.

      (2) The 448,765 total includes 208,527 shares owned by Mr. Morris, 140,239 shares owned of record by Hyacinth Resources. Inc., an affiliate of Mr. Morris, and 100,000 shares which may be issued upon the exercise of an option exercisable at a price of $1.00 per share. Such option is currently exercisable.

      (3) The 451,384 total includes 351,384 shares owned of record by Mr. Talks and his wife Carol Hall as joint owners and 100,000 shares which may be issued upon the exercise of an option exercisable at a price of $1.00 per share. Such option is currently exercisable.

      (4) The 287,901 total includes 20,401 shares owned of record by Mr. Meek, and 267,500 shares which may be issued upon the exercise of stock options granted in connection with Mr. Meek's employment at an exercise price of $1.00 per share. Such options are currently exercisable. Mr. Meek also owns options to an additional 87,500 shares of the Company's common stock but such options are not currently exercisable and are not included in the 287,901 total.

      (5) The 123,528 total includes 16,028 shares owned of record by Mr. Lucchese, his wife and his minor children, and 107,500 shares which may be issued upon the exercise of stock options granted in connection with Mr. Lucchese's employment at an exercise price of $1.00 per share. Mr. Lucchese also owns options to an additional 37,500 shares of the Company's common stock but such options are not currently exercisable and are not included in the 123,528 total.

      (6) The 554,500 shares are owned of record by Mr. Howell. Of these 554,500 shares, 250,000 are held in escrow pending the achievement of certain financial goals, however, all of such shares are entitled to be voted at the Meeting. Not included in the 554,500 total, are 250,000 shares which may be issued at the price of $1.00 per share upon the exercise of stock options owned by Mr. Howell. Such options are not currently exercisable.

      (7) The 545,500 shares are owned of record by Mr. Davis. Of these 545,500 shares, 250,000 are held in escrow pending the achievement of certain financial goals, however, all of such shares are entitled to be voted at the Meeting. Not included in the 545,500 total, are 250,000 shares which may be issued at the price of $1.00 per share upon the exercise of stock options owned by Mr. Davis. Such options are not currently exercisable.

       (8) The Company had 4,406,477 shares outstanding on December 10, 1997. Additionally, a total of 575,000 shares are issuable upon the exercise of currently exercisable options held by directors and officers. Therefore, for purposes of the above set forth chart, 4,981,477 shares are deemed to be issued and outstanding.


                        PROPOSAL 1: ELECTION OF DIRECTORS

General

         The Board of Directors are elected annually by the shareholders of the Company. The Board of Directors of the Company, appoints the Board of Directors of the Company's wholly-owned subsidiaries, USCF, SLM and ARI. Pursuant to the Bylaws of the Company, the number of directors of the Company has been set at five members. It is proposed to elect five directors at this Meeting to hold office for a one-year term until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If, in the Board of Directors' judgment, some unexpected occurrence should make necessary the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.

         The following table sets forth for each nominee for election as a director his name, all positions with the Company held by him, his principal occupation, his age and the year in which he first became a director of the Company.

                                                                                                           Director
Nominees                  Principal Occupation                                                    Age      Since
--------                  --------------------                                                    ---      ---------

Douglas P.  Morris        Mr. Morris has been an officer and director of the Company              42       1994
                          since July, 1994.   Mr. Morris is also a director of the each of
                          the Company's subsidiaries, USCF, SLM and ARI.  Mr. Morris is, and has been since 1988, the owner of H & M Capital
                          Investments, Inc., a privately-held business consulting firm.
                          Mr. Morris is Vice-President of Capital Markets and a director of Millenniun Electronics, Inc., a publicly-held
                          computer/electronics company.  Mr. Morris is a director of
                          Dauphin Technology, Inc., a publicly-traded electronic
                          manufacturing and computer company.

Howard D. Talks           Mr. Talks has been a director of the Company since July 1,              43       1994
                          1994.  Mr. Talks has been involved in the real estate industry for the past 19 years.  Mr. Talks has developed and/or purchased commercial and residential real estate properties in Florida.

Larry Meek                Mr. Meek became a director of the Company and President of              45       1995
                          USCF in August 1995.  He has over twenty years experience in sales, marketing, general management, and business
                          development.

Reese Howell, Jr.         Mr. Howell was appointed Senior Vice-President and a director            29      1997
                          of the Company in January 1997.  He also serves as President and CEO of SLM and is a director of ARI.  Mr. Howell  was the founder of SLM and has been in the mortgage industry since
                          1990.

Pamela Davis              Ms. Davis has been a director of the Company since January 31,           33      1997
                          1997.  She is employed by Westin Hotel Resorts where she is
                          Manager of Computer Operations in the Central Technology
                          Center in Salt Lake City, Utah.


Committees and Meetings

         The Board of Directors held eleven (11) meetings during the last fiscal year. All of the directors of the Company attended all meetings in person or telephonically. The Board of Directors also took various actions through unanimous written consent in lieu of meetings of directors.

         The Board of Directors presently has no standing audit, compensation or nominating committee.

Executive Compensation

         The following table sets forth the aggregate compensation paid by the Company for services rendered during the last fiscal year to the Company's officers.

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                     Annual Compensation(1)                               Awards                             Payouts
                     -------------------                              Restricted     Securities
Name and             Fiscal                         Other Annual      Stock          Underlying         LTIP       All Other
Principal Position    Year     Salary     Bonus     Compensation      Award(s)       Options           Payouts   Compensation


Douglas P. Morris    1997     $26,000     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-
                     1996     $26,000     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-
                     1995     $24,000     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-

Larry Meek           1997    $133,337   $18,583        $-0-             $-0-           #  75,000(3)     $-0-     $-0-
                     1996    $125,000     $-0-         $-0-             $-0-           # 280,000(2)     $-0-     $-0-
                     1995    $  4,800   $50,000        $-0-             $-0-           #-0-             #-0-     $-0-

Frank Lucchese       1997     $91,062   $12,882        $-0-             $-0-           # 75,000(3)      $-0-     $-0-
                     1996     $85,000     $-0-         $-0-             $-0-           # 70,000(2)      $-0-     $-0-
                     1995      $4,904     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-

Reese Howell Jr.     1997     $37,500     $-0-         $-0-             $-0-           #250,000(2)      $-0-     $-0-
                     1996        $-0-     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-
                     1995        $-0-     $-0-         $-0-             $-0-           #-0-             $-0-     $-0-



         (1) See the discussions under the caption "Employment Contracts" regarding certain other compensation to which the named officer may be entitled upon certain specified events.

         (2) These options were granted pursuant to Employment Agreements. The number of options indicated give effect to an agreement between the Company and the option holder wherein one-half of the options originally issued were cancelled, and the option price was reduced from $3.00 per share to $1.00 per share.

         (3) These options were granted as performance bonus for fiscal year 1996 pursuant to Employment Agreements and/or the Merger Agreement. The number of options indicated give effect to an agreement between the Company and the option holder wherein one-half of the options originally issued were cancelled and the option price was reduced from $3.00 per share to $1.00 per share.

Stock Options Granted in Last Fiscal Year

         The following table set forth grants of stock options made during the fiscal year ended June 30, 1997 to the employees of the Company.


                                                      Individual Grants
                                                      -----------------

                                                     % of Total
                                                     Options/SARs
                            Number of Securities     Granted to        Exercise or
                            Underlying Options/      Employees in      Base Price
Name                        SARs Granted (#)         Fiscal Year       ($/Share)        Expiration Date
Douglas P. Morris                 -0-                     N/A             N/A                N/A
Reese Howell Jr. (1,4)          250,000                  35.8%           $1.00               (1)
Roger Davis (1,4)               250,000                  35.8%           $1.00               (1)
Larry Meek (2,4)                 75,000                  10.8%           $1.00               (2)
Frank Lucchese (2,4)             75,000                  10.8%           $1.00               (2)
Other Employees (3)              45,000                   3.2%           $3.00               (3)


(1) These options are granted as part of the Stock for Stock Exchange in the acquisition of SLM and ARI and related employment agreements. They have an expiration date of January 31, 2001 and January 31, 2007. One hundred fifty thousand of the options are time-based and 350,000 of the options are performance-based on a profitability formula relating to SLM and ARI operations.

(2) These options are granted pursuant to certain employment agreements and have a July 17, 2003 expiration date.

(3) These options are granted pursuant to certain employment agreements and have expiration dates of May 15, 2000 through May 15, 2003.

(4) On June 29, 1997 the Company offered and various employees agreed to cancel one-half of their outstanding options in consideration of reducing the exercise price from $3.00 to $1.00 per share. Mr. Howell and Mr. Davis each canceled 250,000 share options. Mr. Meek canceled 355,000 options shares. Mr. Lucchese canceled 145,000 options shares.


Aggregate Option Exercises and Number/Value of Unexercised Options

         The following table provides information concerning the exercise of options during the last fiscal year by persons named in the Summary Compensation Table, the number of unexercised options held by such persons at the end of the last fiscal year, and the value of such unexercised options as of such date:


                                                                  Total Number of               Value of Unexercised
                    Shares Acquired       Values                Unexercised Options             In-the-Money Options
Name                on Exercise (1)     Realized ($)              at 6/30/97 (1.2)                 at 6/30/97 (1.2)
------              ---------------     ------------        ----------------------------     ----------------------------
                                                            Exercisable    Unexercisable     Exercisable    Unexercisable


Douglas P. Morris        -0-               -0-               100,000              0              $0             $0
Larry Meek               -0-               -0-               217,500        137,500              $0             $0
Frank Lucchese           -0-               -0-                57,500         87,000              $0             $0
Reese Howell, Jr.        -0-               -0-                     0        250,000              $0             $0




         1 An "In-the-Money" stock option is an option for which the market price of the Company's common stock underlying the option on June 30, 1997 exceeded the option exercise price. The value shown is calculated by multiplying the number of unexercised options by the difference between (i) the average of the bid and ask price for the common stock on the NASDAQ Small Cap Market on June 30, 1997 of $1.00 and (ii) the exercise price of the stock options of $1.00 per share.

         The Company has not granted any stock appreciation rights.

         2 On June 29, 1997 the Company offered, and various employees agreed, to cancel one-half of their outstanding options in consideration of reducing the Exercise Price from $3.00 to $1.00. Mr. Meek canceled 355,000 options shares. Mr. Lucchese canceled 145,000 options shares. Mr. Howell canceled 250,000 option shares.

Compensation of Directors

         During the year ended June 30, 1997 the Company paid no compensation to directors except under employment agreements set forth above in the Summary Compensation Table and below in "Employment Agreements."

Employment Agreements

         The  Company  is  currently  a  party  to  the   following   Employment
Agreements:

     Douglas P. Morris. In July 1994, the Company and Mr. Morris entered into an Employment Agreement for a five year term. The agreement provides for a first year salary of $24,000 which will increase by ten percent per year. Under his Employment Agreement, Mr. Morris is required to devote only part-time to the service of the Company. Mr. Morris has been granted options to purchase 100,000 shares of the Company's common stock. (See "Present Shareholders" herein.)

     Larry D. Meek. On June 28, 1995, the Company and Mr. Meek entered into a three year Employment Agreement. The agreement provides for a signing bonus of $50,000 and a salary of $125,000 with annual cost of living adjustments not greater than 10%. Mr. Meek is eligible for bonuses in subsequent years subject to the discretion of the Board of Directors. Mr. Meek has been granted options to purchase 560,000 shares at $3.00 of the Company's common stock. Mr. Meek was granted 150,000 share options at $3.00 per share in July 1996. On June 1, 1996, the Company and Mr. Meek agreed to extend the Employment Agreement for one additional year. In June 1997, Mr. Meek canceled 355,000 options shares in consideration of the reduction in the exercise price from $3.00 to $1.00 per share. The Company has agreed to use its best effort to register the option shares on Form S-8.

     Frank Lucchese. On June 28, 1995, the Company and Mr. Lucchese entered into a three-year Employment Agreement. The agreement provides for a salary of $85,000 with annual cost of living adjustments not greater than 10%. Mr. Lucchese is eligible for bonuses in subsequent years subject to the discretion of the Board of Directors. Mr. Lucchese has been granted options to purchase 140,000 shares at $3.00 per share of the Company's common stock. Mr. Lucchese was granted 150,000 options on the Company's shares at $3.00 per share in July 1996. On June 1, 1996, the Company and Mr. Lucchese agreed to extend the Employment Agreement for one additional year. In June 1997, Mr. Lucchese canceled 145,000 option shares in consideration of the reduction in the exercise price from $3.00 to $1.00. The Company has agreed to use its best effort to register the option shares on Form S-8.

     Martha Marroquin. On September 26, 1995, the Company and Ms. Marroquin entered into a three- year Employment Agreement. The agreement provides for a salary of $45,000 with annual cost of living adjustments not greater than 10%. Ms. Marroquin is eligible for bonuses in subsequent years subject to the discretion of the Board of Directors. Ms. Marroquin has been granted options to purchase 50,000 shares at $3.00 per share of the Company's common stock. In June 1997, Ms. Marroquin canceled 25,000 option shares in consideration of the reduction of the exercise price from $3.00 to $1.00 per share. The Company has agreed to use its best effort to register the option shares on Form S-8.

         Reese Howell Jr. On January 31, 1997, the Company and Mr. Howell entered into a five-year Employment Agreement. The agreement provides for a salary of $90,000 with annual cost of living adjustments not greater than 10%. Mr. Howell is entitled to a bonus of 7.5% of pre-tax profits of SLM and ARI until such time as his annual compensation reaches $150,000. After the $150,000 threshold is met, Mr. Howell is entitled to an additional bonus of 1.5% of the pre-tax profits of SLM and ARI. Mr. Howell has been granted time-based and performance-based options to purchase 500,000 shares of the Company's stock at $3.00 per share. The performance-based options are contingent on the profitability of SLM and ARI. In June 1997, Mr. Howell agreed to cancel 250,000 options shares in consideration of the reduction in the exercise price from $3.00 to $1.00 per share.

         Roger Davis. On January 31, 1997, the Company and Mr. Davis entered into a five-year Employment Agreement. The agreement provides for a salary of $90,000 with annual cost of living adjustments not greater than 10%. Mr. Davis is entitled to a bonus of 7.5% of pre-tax profits of SLM and ARI until such time as his annual compensation reaches $150,000. After the $150,000 threshold is met, Mr. Davis is entitled to an additional bonus of 1.5% of the pre-tax profits of SLM and ARI. Mr. Davis has been granted time-based and performance-based options to purchase 500,000 shares of the Company's stock at $3.00 per share. The performance-based options are contingent on the profitability of SLM and ARI. In June 1997, Mr. Davis agreed to cancel 250,000 option shares in consideration of the reduction in the exercise price from $3.00 to $1.00 per share.

Recommendation of Board of Directors

         The Board of Directors recommends a vote FOR all of the aforementioned nominees for directors.

                      PROPOSAL 2: REINCORPORATION PROPOSAL

         The Company's Board of Directors has unanimously approved and, for the reasons described below, unanimously recommends that the Company's shareholders approve a proposal which provides, among other things, for the change of the Company's state of incorporation from Delaware to Illinois (the "Reincorporation Proposal"). Approval of the Reincorporation Proposal will not result in a change in the name of the Company nor will it result in any change in the business, management, board of directors, assets or liabilities of the Company. In particular, persons elected as directors of the Company at the 1997 Annual Meeting will serve as directors of Celtic Investment, Inc., the Illinois corporation. The Board of Directors of the Company has adopted a Plan of Reorganization and Agreement of Merger (the "Merger Agreement") in order to change the state of incorporation of the Company from Delaware to Illinois. The Merger Agreement provides for the merger (the "Merger") of the Company into its Illinois Subsidiary.

         The Company, which is currently incorporated in the State of Delaware, is hereafter referred to as "Celtic Delaware". In order to change the domicile of Celtic Delaware to the State of Illinois, Celtic Delaware has formed a wholly-owned subsidiary corporation in the State of Illinois ("Celtic Illinois") for the sole purpose of reincorporating in Illinois and, if the Company's shareholders approve this Proposal 2, Celtic Delaware will merge into Celtic Illinois and Celtic Illinois will be the surviving company. As the result of such merger, the Company will then be an Illinois corporation and will be domiciled in Illinois. Prior to the Merger, the Surviving Corporation will not engage in any business or have any assets or liabilities. As a result of the Merger, Celtic Illinois will succeed to all the rights and will be vested with all the properties and be subject to all the liabilities of the Company. Celtic Illinois will continue the activities currently conducted by the Company.

         When the Merger becomes effective, each outstanding share of common stock of the Company will be converted into one share of common stock of Celtic Illinois. Shares will continue to be listed on NASDAQ without interruption. It will not be necessary for holders of shares of common stock of the Company to exchange their existing stock certificates for stock certificates of the Surviving Corporation as each outstanding certificate representing shares of the Company will continue to represent the same number of shares of Celtic Illinois.

Purposes of the Reincorporation Proposal- Change of State of Domicile

         The Company's Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company's place of incorporation from Delaware to Illinois. The Board of Directors believes that the franchise tax imposed by the State of Delaware is an unnecessary expense for the Company. Because the Company is incorporated in Delaware, it is required to pay franchise taxes to the State of Delaware. Because the Company does business in Illinois, it also pays franchise taxes in Illinois. In Illinois, the basis for computation of the franchise tax payable by a corporation incorporated in Illinois and by a corporation incorporated in another state and qualified to do business in Illinois is the same. Accordingly, as a result of the Merger, Celtic Illinois would, under current law, pay an annual franchise tax in Illinois determined on the same basis as that being paid by the Company, but it would be relieved of the expense of the annual franchise tax payable in Delaware. For the foregoing reasons, the Board of Directors believes that the activities of the Company can be carried on to better advantage if the Company is able to operate under the laws of Illinois. (See "Comparison of Shareholders' Rights Under Illinois and Delaware Law" herein.)

         In the year ended June 30, 1997 the Delaware franchise tax amounted to $6,800. Because the estimated expenses of the Merger will be approximately $3,000, the cost savings resulting from the Merger will not begin to be realized for approximately six (6) months. Additional reasons for incorporating in Illinois are that the Company's principal place of business is located in Illinois and that based on a recent analysis, Illinois is the state where approximately one hundred (100) of the holders of record of shares of common stock of the Company reside. This represents 64% of the total number of the Company's shareholders. In addition, Illinois residents held approximately 2,400,000 Company shares, or 55% of the total 4,406,477 shares of common stock then outstanding.

         The following discussion summarizes important aspects of the Reincorporation Proposal. The Board of Directors believes that there is no negative impact on shareholder rights from the change of domicile. This summary does not purport to be a complete description of the Reincorporation Proposal. Copies of the existing Certificate of Incorporation of the Company, the Articles of Incorporation of Celtic Illinois, the Bylaws of Celtic Illinois and the Merger Agreement are available for inspection at the Company's offices and copies will be sent to shareholders upon request.

General

         Celtic Illinois is a wholly-owned subsidiary of Celtic Delaware and was recently organized for the sole purpose of effecting the reincorporation of the Company in Illinois. The reincorporation transaction will involve the merger of Celtic Delaware with and into Celtic Illinois (the "Merger").

         Existing stock certificates will remain valid and there is no need for shareholders to exchange existing stock certificates for new ones. At the Effective Time (as defined in the Merger Agreement), the separate existence of Celtic Delaware will cease and Celtic Illinois will succeed, to the extent permitted by law, to all the business, properties, assets and liabilities of Celtic Delaware. Each common share of Celtic Delaware, $ .001 par value ("Delaware Common Stock" or "Common Stock") issued immediately prior to the Effective Time will, by virtue of the Reincorporation Proposal, be converted into one fully-paid share of common stock, par value $ .001 per share, of Celtic Illinois ("Illinois Common Stock"). At the Effective Time, certificates which immediately prior to the Effective Time represented Delaware Common Stock will be deemed for all corporate purposes to represent the same number of shares of Illinois Common Stock into which such Delaware Common Stock has been converted.

         It is anticipated that the Merger will become effective (the "Effective Time") within sixty (60) days from the date of the Annual Meeting of Shareholders. However, the Merger Agreement provides that the Merger may be abandoned by the Board of Directors of either Celtic Illinois or Celtic Delaware prior to the Effective Time thereof, either before or after shareholder approval. In addition, the Merger Agreement may be amended prior to the Effective Time of the Merger, either before or after shareholder approval thereof; provided, however, that the Merger Agreement may not be amended after shareholder approval if such amendment would (1) alter or change the amount or kind of shares or other consideration to be received by shareholders in the Merger, (2) alter or change any term of the Celtic Illinois Articles of Incorporation, (3) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders, or (4) otherwise violate applicable law.

         The affirmative vote of the holders of a majority of the outstanding Delaware Common Stock is required for approval of the Reincorporation Proposal. A vote for approval of the Reincorporation Proposal will constitute specific approval of the Merger as well as other matters included in the Reincorporation Proposal described in this Proxy Statement. Shareholders of the Company whose shares are not voted in favor of the Reincorporation Proposal will have statutory dissenter's rights under Delaware law. (See "Dissenting Shareholder's Rights" herein.)

Other Effects of the Reincorporation

         Approval of the Merger Agreement and the Reincorporation Proposal by the Company's shareholders will also constitute approval of the provisions of the Celtic Illinois Articles of Incorporation and the Celtic Illinois Bylaw Provisions. For a description of the differences between the Celtic Illinois Articles of Incorporation and Celtic Illinois Bylaw Provisions and the Celtic Delaware Certificate and Bylaws, see "Differences in Charter Document Provisions" herein. In addition, as shareholders of a Illinois corporation, the rights of shareholders of Celtic Illinois will be governed by Illinois rather than Delaware law. (See "Comparison of Shareholders' Rights Under Illinois and Delaware Law" herein.)

Differences in Charter Document Provisions

         Except for the elimination of liability for money damages (See "Comparison of Shareholders' Right Under Illinois and Delaware Law - Limitation of Damages"), there are no substantive differences between the Celtic Delaware and Celtic Illinois Articles and Bylaws. The Articles of Incorporation of Celtic Delaware presently authorize the issuance of 25,000,000 shares of Common Stock, $ .001 par value, and 7,500,000 shares of preferred stock. Celtic Illinois has been formed with the same authorized capital. In addition, terms of the Illinois Common Stock will be identical to those of the Delaware Common Stock. For example, neither shares have preemptive rights or cumulative voting rights. Further, similar to Delaware law, Illinois law permits the Board of Directors to issue the Preferred Stock in one or more series, and to fix, among other things, the designation and number of shares to constitute each series and the relative rights and preferences of shares of each series. Illinois law and Delaware law contain generally similar provisions for the indemnification of directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors or officers under the Celtic Illinois Articles and Bylaws, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in the Securities Act and therefore unenforceable.

Comparison of Shareholders' Rights Under Illinois and Delaware Law

         Although it is impracticable to compare all of the aspects in which the general corporation laws of Illinois and Delaware differ, the following is a summary of certain significant corporate issues:

         Action by Shareholder Consent. Both Illinois and Delaware law provide that shareholder action may be taken without a meeting if a written consent is signed by the shareholders holding the number of shares necessary to authorize the action at a meeting of shareholders. The Bylaws of Celtic Illinois and the Bylaws of Celtic Delaware also provide for action by shareholder consent.

         Call of Shareholders Meetings. Special meetings of shareholders of Illinois corporations may be called at any time by shareholders entitled to cast at least one-fifth of the votes entitled to be cast on any issue proposed to be considered at the particular meeting. The Bylaws of Celtic Illinois also provide that a Special Meeting of Shareholders may be called by the owners of one-fifth of the total shares issued and outstanding. Delaware law has no such provision, but the Bylaws of Celtic Delaware provide that a special meeting of shareholders may be called by the owners of one-fourth of the total shares issued and outstanding.

         Charter Amendments. Under Delaware law, charter amendments must be approved by the holders of a majority of the shares issued and outstanding. Under Illinois law, charter amendments must be approved by the holders of two-thirds of the shares issued and outstanding unless otherwise provided for the in the corporation's Articles of Incorporation. The Articles of Incorporation of Celtic Illinois do provide that charter amendments may be approved by the holders of a simple majority of the shares issued and outstanding rather than by a two-thirds majority except for charter amendments to increase authorized capital which must be approved by the holders of two-thirds of the shares issued and outstanding.

         Class Voting. Pursuant to Illinois law, holders of a particular class of shares are entitled to vote as a separate class if the rights of such class are affected in certain respects by mergers, consolidations or amendments to the articles of incorporation. The Delaware law requires voting by separate classes only with respect to amendments to the certificate of incorporation which adversely affect the holders of such classes or which increase or decrease the aggregate number of authorized shares or the par value of the shares of any such classes.

         Appraisal Rights. Under Illinois law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation made in the usual or regular course of its business. In addition, shareholders of a Illinois corporation being merged into a surviving corporation or being consolidated into a new corporation are also entitled to appraisal rights. Under Delaware law, appraisal rights are available only in connection with statutory mergers or consolidations. Even in such case, unless the certificate of incorporation otherwise provides, (that of Celtic Delaware does not so provide), the Delaware law does not recognize dissenters' rights if the shares of the merged corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by NASDAQ or held of record by more than 2,000 shareholders.


         Cumulative Voting. Under Illinois law, shareholders are entitled to vote cumulatively in elections for directors, unless the articles of incorporation limit or eliminate such right. Under Delaware law, shareholders do not have cumulative voting rights unless so provided in the certificate of incorporation. Since the Certificate of Incorporation of the Company does not grant shareholders cumulative voting rights and since the Articles of Incorporation of Celtic Illinois expressly deny such rights, the Merger will not effect any change in the manner of electing directors for the Company.

         Director Removal. Under Delaware law and Illinois law, a director may be removed, with or without cause, by a majority of shareholders entitled to vote at an election of directors, unless in the case of a staggered board, the certificate of incorporation provides otherwise. Neither Celtic Delaware's
Certificate of Incorporation nor the Articles of Incorporation of Celtic Illinois provide for a staggered board.

         Super Majority Vote Requirements. Under Illinois law, the affirmative vote of the holders of at least two-thirds of outstanding shares entitled to vote is required in order to effectuate certain mergers, consolidations, mandatory share exchanges, sales of substantially all assets and charter amendments, unless the articles of incorporation supersede that requirement by specifying a smaller or larger vote requirement. The Articles of Incorporation of Celtic Illinois supercedes the two-thirds majority requirement and such actions may be approved by shareholders owning a majority of the shares issued and outstanding. Under Delaware law, the affirmative vote of the holders of a majority of outstanding shares entitled to vote is required in order to approve such transactions, unless the Certificate of Incorporation provides for a larger vote requirement. The Certificate of Incorporation of Celtic Delaware does not so provide.

         Preemptive Rights. Under Illinois law and Delaware law, shareholders do not have preemptive rights to subscribe for additional shares, except to the extent provided in the Articles of Incorporation or Certificate of Incorporation. Neither the Certificate of Incorporation of Celtic Delaware nor the Articles of Incorporation of Celtic Illinois grants preemptive rights to shareholders.

         Indemnification. Under Illinois law and Delaware law, a corporation may indemnify directors and officers who are or are threatened to be made parties to civil, criminal, administrative or investigative proceedings by reason of the fact that such person was a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement, if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. Both Illinois and Delaware law provide that their statutory provisions shall not be deemed to be exclusive of any rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders of disinterested directors or otherwise. Both Illinois and Delaware law provide that a corporation may purchase insurance on behalf of any director or officer against liability incurred by such person in such capacity whether or not the corporation would have the power to indemnify such person against such liability under the relevant statutory provisions.

         Under Illinois law, expenses incurred by a director or officer in defending a proceeding may be advanced by the corporation prior to final disposition of the matter if such person undertakes to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation pursuant to the statute. Under Delaware law, expenses incurred by a director or officer in defending a proceeding may be advanced by the corporation prior to final disposition of the matter if such person undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to the statute.

         The Articles of Incorporation and Bylaws of Celtic Illinois and the Certificate of Incorporation of Celtic Delaware provide for indemnification of directors and officers in accordance with the foregoing statutory provisions; however, both provide that, notwithstanding anything therein to the contrary, no director or officer shall be indemnified or insured against any liability to the Company or to its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence with respect to the duties involved in the conduct of such person's office. Under Illinois law, a corporation is required to notify its shareholders when indemnity has been paid or expenses advanced. There is no similar provision under Delaware law.

         Limitation of Damages. Under Delaware and Illinois law, a corporation may adopt a provision in its charter eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for violations of their duties of care. The Articles of Incorporation of Celtic Illinois includes such a provision. The Certificate of Incorporation of Celtic Delaware does not contain such a provision.

         Preferred Shares. As permitted by Delaware law, the Certificate of Incorporation of Celtic Delaware and the Articles of Incorporation of Celtic Illinois grant power to the Board of Directors to provide for the issuance of preferred shares in one or more series, with such distinctive designations as the Board determines, and to fix the designation, rights, preferences and limitations of the shares of any series, including the number of shares of any series the dividend rate, the redemption right and price, the rights in respect of a liquidation, dissolution or winding up, the voting rights, the obligation to retire any such shares, the conversion terms and conditions and any other rights, preferences or limitations.

         Board of Directors Vacancy. As permitted by Delaware law and Illinois law, the Bylaws of Celtic Delaware and the Bylaws of Celtic Illinois provide that vacancies in the Board of Directors may be filled by the remaining Directors. A director so appointed would, however, serve only until the next meeting of shareholders at which directors for that class are to be elected.

         Amendments to Bylaws. As permitted by Delaware law and Illinois law, the Bylaws of the Company and of Celtic Illinois provide that the Bylaws may be amended, repealed or new Bylaws adopted by the affirmative vote of the shareholders or by the Board of Directors. No Bylaws adopted or amended by the shareholders may be amended or repealed by the Board of Directors.

         Interested Shareholder Provisions. Delaware and Illinois each have a law that is similar in concept that prevents an "interested shareholder" (defined as a holder who acquires 15% or more of a target company's stock) from entering into a business combination with the target company within three years after the date it acquired such stock. However, a business combination is permitted (i) if prior to the date the shareholder became an interested shareholder, the board of directors of the target company approved either the business combination or such acquisition of stock, (ii) if at the time the interested shareholder acquired such 15% interest, it acquired 85% or more of the outstanding stock of the corporation, excluding shares held by directors, who are also officers, and shares held under certain employee stock plans, or
(iii) if the business combination is approved by the target company's board of directors and two-thirds of the outstanding shares voting at an annual meeting of shareholders, excluding shares held by the interested shareholder. This provision applies automatically, except in the case of corporations with less than 2,000 shareholders of record and without voting stock listed on a national exchange or authorized for quotation with a registered national securities association. Additional exceptions allow corporations, in certain instances, to adopt charters or bylaws that elect not to be governed by these provisions. Neither the Company nor Celtic Illinois has so elected; any amendment to effect such an election would not be effective for twelve months and would not apply to those who were already interested shareholders. In addition, the Illinois law limits its application to domestic corporations which have equity securities registered under the Exchange Act a condition that will exist in the case of Celtic Illinois and which either have their principal place of business in Illinois or have certain levels of assets and resident shareholders located in Illinois.

         Director Decisions. Illinois law contains a provision that provides that, in considering the best long-term and short-term interests of the corporation, the directors may consider the effects of any action (including without limitation action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation, communities in which offices of the corporation are located and all other pertinent factors. Delaware law does not contain a similar provision.

         Fair Price Provision. Illinois law contains a fair price provision that is designed to provide a means of obtaining substantially equal treatment of shareholders in connection with certain business combination transactions. Delaware law does not contain a similar provision. The Illinois law applies automatically to a domestic corporation with a class of equity securities registered under the Exchange Act a condition that will exist in the case of Celtic Illinois, or to a domestic corporation which specifically adopts the provisions of the statutory section in its charter. Illinois law provides that, along with any affirmative vote required by law, certain business combinations must be approved by (i) the affirmative vote of the holders of at least 80% of the voting power of all outstanding voting stock voting together as a single class and (ii) the affirmative vote of the holders of at least a majority of the voting power of outstanding voting stock held by disinterested (i.e. not "interested", as defined below) shareholders voting together as a single class. Transactions subject to such approval include mergers, consolidations, mandatory share exchanges, sales of assets having a fair market value equal to 10% or more of the corporation's net worth, certain issuances of securities, liquidations, dissolutions, reclassifications of securities or recapitalizations (each a "Business Combination") entered into between the corporation and an "interested shareholder" (generally the direct or indirect beneficial owner of 10% or more of the corporation's voting stock). These provisions do not apply if (i) a Business Combination has been approved by two-thirds of the directors of the corporation who were directors prior to the time the interested shareholder attained such status and are themselves neither interested shareholders nor affiliates or associates of an interested shareholder or (ii) the Business Combination meets certain price criteria and procedural requirements designed to ensure that all shareholders of the corporation receive a fair price for their shares.

Federal Income Tax Consequences of the Merger

         The Company believes that for federal income tax purposes the Merger will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1954, as amended (the "Code"), and that consequently the holders of the Delaware Common Stock will not recognize any gain or loss as a result of the Merger. For federal income tax purposes, each shareholder of the Company will retain the same tax basis in his Illinois Common Stock as he had in the corresponding Delaware Common Stock held by him immediately prior to the Effective Time of the Merger, and his holding period of the Illinois Common Stock will include the period during which he held the corresponding Delaware Common Stock, provided that such corresponding Delaware Common Stock was held by him or her as a capital asset at the Effective Time of the Merger.

         Although it is not anticipated that state or local income tax consequences to shareholders will vary from the federal income tax consequences described above, holders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws. The Company anticipates that it will not recognize any gain, loss or income for federal income tax purposes as a result of the Merger, and that Celtic Illinois will succeed, without adjustment, to the tax attributes of Celtic Delaware.

         ALL COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

Dissenting Shareholders' Rights

         The Company's shareholders are entitled to dissenting shareholders' rights pursuant to Section 262 of the Delaware General Corporation Law. Under Delaware law, shareholders electing to exercise dissenting shareholders' rights must comply with the procedure set forth in such laws. A shareholder exercising his or her dissenter rights pursuant to Delaware law will be entitled to sell his or her shares to the Company for the fair value of the shares as determined in accordance with Delaware law. A copy of such Section 262 is attached hereto as an exhibit.

Vote Required: Board Recommendation

         The affirmative vote of a majority of the outstanding Common Stock of the Company is required for approval of the Reincorporation Proposal. A vote for the Reincorporation Proposal will constitute approval of all transactions and proceedings which are included in the Reincorporation Proposal described in this Proxy Statement. The Board of Directors has unanimously approved the Reincorporation Proposal and unanimously recommends that you vote for the Reincorporation Proposal. Proxies solicited by the Board of Directors will be voted for the Reincorporation Proposal unless a vote against the Proposal or abstention is specifically indicated.

         PROPOSAL 3: RATIFICATION AND APPROVAL OF 1997 STOCK OPTION PLAN

         On November 5, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "Plan"), subject to approval by the shareholders of the Company. Incentive stock options, intended to qualify under Section 422 of the Code, and non-qualified stock options may be granted under the Plan. The following is a summary of the material provisions of the Plan.

Purpose

         The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers. Officers or directors of the Company may not be granted options under the Plan.

Administration

         The Plan is administered by a Committee (the "Committee") of the Board of Directors, which must consist of two or more directors of the Company. Initially, the Committee will consist of the entire Board of Directors of the Company. The Committee may grant options to key employees, consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option shall be determined by the Committee, but in the case of an incentive stock option (as described below), the per share exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The options generally vest at a rate determined by the Committee at the time of grant.

         Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and options are final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and options effective, or provide for their administration, and may take such other action with regard to the Plan and options as it deems desirable to effectuate their purpose.

Major Provisions of the Plan

         Types of Options to Be Granted. Under the Plan, the Committee may grant either an "incentive stock option" ("ISO") within the meaning of Section 422 of the Code or options which do not satisfy Section 422 of the Code ("non-qualified stock options" or "NSOs"). Options with respect to which no designation is made by the Committee are deemed to ISOs to the extent they meet the requirements for ISOs. No option which is intended to qualify as an ISO may be granted under the Plan to any individual who, at the time of such grant, is not an employee of the Company.

         Eligibility. The potential recipients of options under the Plan are key employees (excluding officers and directors) of the Company (and its subsidiaries), and consultants and independent contractors used by the Company and its subsidiaries (collectively the "Eligible Participants") each individually as determined by the Committee in its sole discretion. At November 5, 1997, approximately 25 persons were eligible to participate in the Plan. No option which is intended to qualify as an ISO may be granted under this Plan to any employee who, at the time the option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price under such option is at least 110% of the fair market value of a share of Common Stock on the date such option is granted and the duration of such option is no more than five years.

         Shares of Common Stock Subject to the Plan. The Board of Directors proposes for shareholder approval that the Plan provide that the number of shares of Common Stock that may be the subject of Options may not exceed
1,000,000 in the aggregate, which Common Stock may be held in treasury or authorized but unissued. The maximum number of shares which may be the subject of options granted to any individual during any calendar year shall not exceed 100,000 shares. If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to options under the Plan; however, any option granted to a "covered employee" as defined under Section 162(m) of the Code which is canceled or repriced shall continue to be counted against the maximum number of shares subject to options granted to such employee, in accordance with
Section 162(m) of the Code.

         Grant of Options. The Committee, in its sole discretion (subject to the Plan) determines the number of shares of Common Stock subject to each option granted to any eligible participant under the Plan. The terms of the Plan do not prohibit the issuance of options at different times to the same person.

         Option Exercise Price and Duration. The Committee fixes the price per share of the Common Stock to be purchased pursuant to the exercise of any option; however, the per share exercise price under an ISO may not be less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the day on which the option is granted. Under the Plan, the option price for an NSO granted may not be less than the 50% of Fair Market Value. The Committee fixes the duration of an option up to a maximum of ten years from the date of grant.

         Payment for Shares. The Company must obtain such consideration for the grant of an option as the Committee in its discretion may request. The Committee, in its discretion, may permit a particular optionee to pay all or a portion of the option price and/or the tax withholding liability with respect to the exercise of an option either by surrendering shares of stock already owned by such optionee or by withholding shares of option stock, provided that the Committee determines that the Fair Market Value of such surrendered stock or withheld option stock is equal to the corresponding portion of such option price and/or tax withholding liability, as the case may be, to be paid for therewith. If the Committee permits an optionee to pay any portion of the option price and/or tax withholding liability with shares of stock with respect to the exercise of an option (the "Underlying Option") then the Committee, in its discretion, may grant to such optionee (but only if optionee remains an Eligible Participant at that time) additional NSOs, the number of shares of option stock called for thereunder to be equal to all or a portion of the Common Stock so surrendered or withheld (a "Replacement Option"). Each Replacement Option will be evidenced by an option agreement. Unless otherwise set forth therein, each Replacement Option will be immediately exercisable upon such grant (without any vesting period) and will be coterminous with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

         Exercise of Options. An option, once granted, will be exercisable by the holder (or if deceased, by his estate) at such rate and times as may be fixed by the Committee.

         Termination of Options. To the extent not previously exercised, each option will terminate upon the expiration of the option period specified in the option agreement; provided, however, that an option will terminate (a) ninety days after the date that the optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or a Just Cause Termination; (b) twelve months after the date that the optionee ceases to be an Eligible Participant by reason of such person's death or disability; or, (c) immediately as of the date that the optionee ceased to be an Eligible Participant by reason of a Just Cause Termination. For purposes of the Plan, the term "Just Cause Termination" shall mean a termination by the Company of an optionee's employment by and/or service to the Company in connection with the good faith determination of the Company's Board that the optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or its subsidiaries.

         Adjustment of Shares. The Plan contains usual anti-dilution provisions in the event of certain corporate transactions.

         Amendment and Termination of the Plan. The Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and any options not theretofore granted. With respect to any outstanding option, the Board of Directors or the Committee, with the consent of the affected holder of an option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares of Common Stock issuable under options, increase the number of options which may be granted to any individual during a calendar year, or change the class of persons to whom options may be granted, shall be subject to the approval of the stockholders of the Company. No option shall be granted under the Plan after November 5, 2006.

Federal Income Tax Considerations

         The following general discussion of federal income tax consequences is only a summary of principal considerations based upon the tax laws and regulations of the United States existing as of the date hereof, all of which may be subject to modification or change at any time, in some cases retroactively. This discussion is also qualified by certain exceptions and the particular circumstances of individual optionees, which may substantially alter or modify the consequences herein discussed. Optionees, in addition, may be subject to state, estate or other taxation.

         The 1997 Plan does not  constitute  a qualified  retirement  plan under
Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

         Incentive Stock Options. With respect to ISOs granted under the 1997 Plan, an optionee generally will not recognize any income upon the grant or the exercise of the option. Upon a subsequent disposition of the stock, the optionee will generally recognize long-term capital gain or loss equal to the difference between the amount paid for the stock and the amount realized on its disposition, provided that the stock is not disposed of for at least two years from the date the option is granted and for at least one year from the date the stock is transferred to the optionee.

         If the stock received pursuant to the exercise of an ISO is disposed of prior to the aforementioned two-year or one-year periods (a "disqualifying disposition"), the optionee will generally recognize ordinary compensation income upon the making of such disqualifying disposition, in an amount equal to the lesser of (i) the fair market value of the option shares on the exercise date, minus the exercise price, and (ii) the amount realized on the disposition, minus the exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will generally be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

         If an optionee exercises an ISO, in whole or in part, with previously acquired stock of the Company, the exchange will not affect the ISO treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired stock to the Company, and the shares of stock received by the optionee, equal in number to the previously-acquired shares of stock exchanged therefor, will have the same tax basis and holding period for long-term capital gain purposes as such previously-acquired stock. (The optionee will not, however, be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements.) Shares of stock received by an optionee in excess of the number of such previously-acquired shares of stock will have a tax basis of zero and a holding period which commences as of the date of exercise. If the exercise of an ISO is effected using stock previously-acquired through the exercise of an ISO, the exchange of such previously acquired shares of stock will be considered a disposition of such stock for the purpose of determining whether a disqualifying disposition has occurred.

     When the optionee exercises an ISO granted under the 1997 Plan, the difference between the exercise price paid and the then-fair market value of the stock will constitute an "item of adjustment" which may subject the optionee to the alternative minimum tax ("AMT") imposed by Section 55 of the Code. However, if a disqualifying disposition occurs in the year in which the option is exercised, the maximum amount that will be included as AMT income is the gain realized on the disposition of the stock. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disposition will not be considered income for AMT purposes. In addition, the basis of the stock for determining gain or loss for AMT purposes will be the exercise price for the stock, increased by the amount that the AMT income was increased due to the earlier exercise of the ISO.

         The Company will generally not be entitled to any federal income tax deduction with respect to ISOs granted or exercised under the 1997 Plan. However, if the optionee makes a disqualifying disposition, then the Company generally will be entitled to a deduction in the year of such disqualifying disposition in an amount equal to the income includable by the optionee with respect to the transaction.

         Non-Qualified Stock Options. An optionee who is granted an option to acquire Common Stock under the 1997 Plan that does not qualify for ISO treatment (an NSO) will not realize any income upon the grant of such option, but generally will realize ordinary income when the NSO is exercised. The amount of income to be recognized by the optionee is equal to the difference between the amount paid for the stock and the fair market value of the stock received. The ordinary income received will constitute compensation for which tax withholding may be required.

         If, however, a profitable sale of the stock subject to an NSO under the 1997 Plan could subject the optionee to suit under Section 16(b) of the Exchange Act, then such optionee will generally recognize ordinary income on the date when such optionee is no longer subject to such liability (or, if earlier, six months from the transfer of the stock to the optionee) in an amount equal to the fair market value of the shares on such date less the exercise price. However, the optionee may elect within thirty days of the date of exercise to recognize ordinary income as of the date of exercise.

         Shares received pursuant to the exercise of a NSO granted under the 1997 Plan will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares received generally will begin on the date of exercise or other relevant date. Upon the subsequent sale of such shares, the optionee will generally recognize long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year (and provided that the shares constitute capital assets in the hands of the selling stockholder), in an amount equal to the difference between the selling price and the stockholder's tax basis in the shares sold.

         If an optionee exercises a NSO, in whole or in part, with previously-acquired stock of the Company, the optionee will recognize ordinary income in the amount by which the fair market value of the stock received by the optionee exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired stock to the Company. Shares of stock received by an optionee, equal in number to the previously acquired shares of stock exchanged therefor, will have the same tax basis and holding period as such previously acquired stock. Shares of stock received by an optionee in excess of the number of such previously acquired shares of stock will have a tax basis equal to the fair market value of such additional shares of stock as of the date ordinary income is received, and the holding period for such additional shares of stock will commence as of the date of exercise or such other relevant date.

         With respect to the grant and exercise of NSO under the 1997 Plan, the Company generally will be entitled to a federal income tax deduction in its tax year within which the optionee recognizes income (that is, the taxable year of the Company in which or with which the optionee's taxable year of income recognition ends) equal to the amount of income recognized by the optionee.

Withholding

         Generally, the Company will be required to make arrangements for withholding or reporting applicable taxes with respect to ordinary income recognized by an optionee in connection with awards made under the 1997 Plan. Special rules will apply in cases where the recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations by delivering previously-owned shares or by reducing the number of shares otherwise issuable pursuant to the award. Such delivery of shares will in certain circumstances result in the recognition of income with respect to such shares.

Section 280G of the Code

         In addition to the federal  income tax  consequences  discussed  above,
Section  280G of the Code  provides  that if an officer,  stockholder  or highly compensated individual receives a payment which, if in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his base salary, then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's base salary is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes, by clear and convincing evidence, that the amount received is reasonable compensation for past or future services, all or a portion of such amount shall be deemed not to be an excess parachute payment.

         Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an option within one year of the change in control or the acceleration of an option because of a change in control may be considered a parachute payment, in an amount equal to the value of the option or the value of the accelerated portion of the option, as the case may be. Pursuant to proposed regulations, the acceleration of a NSO because of a change in control will be considered a parachute payment. Even if the grant of an option, if any, within one year of the change in control or the acceleration of an option, if any, is not a parachute payment for purposes of Section 280G, the exercise of an option granted within one year of the change in control or the exercise of the accelerated portion of an option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the option over the exercise price. Payments received for the cancellation of an option, if any, because of a change in control may also result in parachute payments.

No Options Granted

         No options have been granted under the Plan.

Vote Required for Approval

         The affirmative vote of a majority of the votes cast on the proposal to approve the Plan is required for approval of the Plan.

Recommendation of Board of Directors

         The Board of Directors of the Company recommends a vote FOR approval of the Plan.

                PROPOSAL 4: RATIFICATION AND APPROVAL OF 1996 AND
                           1997 EMPLOYEE OPTION GRANTS

         The Company believes it is in the best interests of the Company and its shareholders to provide stock options to employees for the purpose of promoting the success of the Company and to advance the interests of the Company and its shareholders by providing an additional means, through the grant of stock options, to attract, motivate, retain and reward employees with incentives for high levels of individual performance and improved financial performance of the Company.

         On July 1, 1996, the Company granted stock options to Larry Meek and Frank Lucchese, President and Chief Financial Officer, respectively, of USCF. Such options entitle Mr. Meek and Mr. Lucchese to purchase up to 150,000 shares of the Company's common stock at $3.00 per share. Mr. Meek is also a director of the Company and Mr. Lucchese is the Chief Financial Officer of the Company. As part of their Employment Agreements, Mr. Meek and Mr. Lucchese were previously granted options to purchase 560,000 and 140,000 shares of the Company's common stock, respectively, which were previously approved by the Company's shareholders. The bid price the Company's Common Stock on June 30, 1996 was approximately $3.00.

         On January 31, 1997, the Company acquired SLM and in connection therewith, entered into Employment Agreements with Reese Howell, Jr. and Roger
D. Davis. In connection therewith, Mr. Howell and Mr. Davis were each granted stock options to purchase 500,000 shares of the Company's common stock at a price of $3.00 per share. The bid price for the Company's common stock on January 31, 1997 was approximately $1.87 per share.

         In June 1997, the Company's Board of Directors of the Company believed that it would be in the best interest of the Company to reduce the number of management stock options issued and outstanding in order to reduce market overhang. Each of the officers and directors of the Company, and its subsidiaries agreed to reduce the number of options owned by fifty percent (50%). In consideration of such individuals agreeing to cancel one-half of their options, the Company agreed to reduce the exercise price of the remaining options from $3.00 per share to $1.00 per share. The trading price of the Company's common stock on such date of cancellation of options was $1.00. All information set forth below as to grants of options give effect to such cancellation of options and to the corresponding reduction in the exercise price of the remaining options.

Meek - Lucchese Options

     The Options granted to Mr. Meek and Mr. Lucchese are exercisable at a price of $1.00 per share and vest in three equal portions over a period of two years pursuant to the following vesting schedule:

     Name                      Vesting Date              Number of Shares

     Larry Meek                 7/1/96                         25,000*
                                7/1/97                         25,000*
                                7/1/98                         25,000

     Frank Lucchese             7/1/96                         25,000*
                                7/1/97                         25,000*
                                7/1/98                         25,000
     *Currently vested

         The options are exercisable for a term of five years from the date of vesting. However, the options are not exercisable for six months from the date of shareholder approval. The options will terminate; (i) ninety days (180 days for NSOs) after the date that an optionee ceases to be an employee of the Company for any reason, other than by reason of death or disability or termination based upon just cause; (ii) three months after the date that an optionee ceases to be an employee by reason of death or disability; (iii) immediately as of the date that the optionee ceases to be an employee by reason of termination for cause.

         The Company has a right to repurchase the shares of common stock issued to an optionee pursuant to the exercise of the options. In the event an optionee's employment is terminated for cause, the Company may repurchase, for a period of 90 days from termination, all of the shares issued at a price of $1.00 per share plus an 8% carrying cost. In the event the optionee's employment is terminated other than for cause, the Company shall have the first right of refusal to purchase the shares if the Optionee desires to sell all or a portion of the shares within 90 days from the date of termination of employment.

Howell - Davis Options

         The options to purchase 250,000 shares granted to each Mr. Howell and to Mr. Davis are exercisable at a price of $1.00 per share and include time-based options to purchase 75,000 shares which vest over a two year period and performance-based options to purchase 175,000 shares which vest if certain financial results are achieved by SLM and ARI.

     Time Based Options. Mr. Howell and Mr. Davis are each granted options to purchase 75,000 shares (the "Time Based Options") which vest in two equal installments ("Vesting Periods") each of which shall entitle each of them to purchase 37,500 Option Shares. The time-based options for each of Mr. Howell and Mr. Davis shall vest as follows:

                                                       Number of
          Vesting Date                                 Option Shares

          January 31, 1998                             37,500
          January 31, 1999                             37,500

         Performance-Based Options. Mr. Howell and Mr. Davis were also each issued options to purchase an additional 175,000 option shares (the "Performance-Based Options"). The Performance-Based Options shall vest, if at all, over a period of three years and five months commencing on January 31, 1999 and ending on June 30, 2002. The vesting schedule shall be based on four periods during which the "Performance-Based Options" shall vest and such periods are as follows:

         Period 1 - Commencing January 31, 1999, ending June 30, 1999. Period 2 - Commencing July 1, 1999, ending June 30, 2000. Period 3 - Commencing July 1, 2000, ending June 30, 2001. Period 4 - Commencing July 1, 2001, ending January 31, 2002.

         (a) The first group ("First Option") to purchase 24,306 option shares, shall vest, subject to the achievement of the performance criteria for the First Option, on June 30, 1999. In order for the First Option to vest, Adjusted Pretax Profits, as defined in the Option Agreement, for the twelve-month period ending on June 30, 1999, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 1998 fiscal year ending audited financial statements.

         (b) The second group ("Second Option") to purchase 58,333 option shares, shall vest, subject to the achievement of the performance criteria for the Second Option, on June 30, 2000. In order for the Second Option to vest, Adjusted Pretax Profits for the twelve-month period ending on June 30, 2000, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 1999 fiscal year ending audited financial statements.

         (c) The third group ("Third Option") to purchase 58,333 option shares, shall vest, subject to the achievement of the performance criteria for the Third Option, on June 30, 2001. In order for the Third Option to vest, Adjusted Pretax Profits for the twelve-month period ending on June 30, 2001, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 2000 fiscal year ending audited financial statements.

         (d) The fourth group ("Fourth Option") to purchase 34,028 option shares, shall vest subject to the achievement of the performance criteria for the Fourth Options, on June 30, 2002. In order for the Fourth Option to vest, Adjusted Pretax Profits for the twelve-month period ending on June 30, 2002, must be not less than 118% of the Adjusted Pretax Profits as stated in the June 30, 2001 fiscal year ending audited financial statements.

         Adjusted Pretax Profits as defined in the Option Agreement means all amounts which, in conformity with GAAP, would be included in the pre-tax net income on a consolidated income statement of SLM and ARI for such period subject to certain adjustments.

         Each group of Performance-Based Options shall vest or be void in total on a group basis and there shall be no prorata vesting of Options within a group. If the performance criteria is not met for a group of Performance-Based Options, then no options from that group shall vest except for the provisions provided for in the employment agreement.

         The options are exercisable for a term of five years from the date of vesting. However, the options are not exercisable for six months from the date of shareholder approval. The options will terminate; (i) ninety days (180 days for NSOs) after the date that an optionee ceases to be an employee of the Company for any reason, other than by reason of death or disability or termination based upon just cause; (ii) three months after the date that an optionee ceases to be an employee by reason of death or disability; (iii) immediately as of the date that the optionee ceases to be an employee by reason of termination for cause.

         The Company has a right to repurchase the shares of common stock issued to an optionee pursuant to the exercise of the options. In the event an optionee's employment is terminated for cause, the Company may repurchase, for a period of 90 days from termination, all of the shares issued at a price of $1.00 per share plus an 8% carrying cost. In the event the optionee's employment is terminated other than for cause, the Company shall have the first right of refusal to purchase the shares if the optionee desires to sell all or a portion of the shares within 90 days from the date of termination of employment.

         Each option shall be deemed to be an ISO to the maximum amount allowed by the Code and an NSO to the extent not deemed to be an ISO.

Option Grant Table

         The following table shows certain information with respect to the stock options which were granted in June, 1996, and in January, 1997, subject to shareholder approval:


                                NEW PLAN BENEFITS
--------------------------------------------------------------------------------

                                    Plan Name
--------------------------------------------------------------------------------

     Name and Position            Dollar Value ($)             Number of Units
---------------------------  --------------------------  -----------------------

Larry Meek                               (1)                      75,000
Frank Lucchese                           (1)                      75,000
Reese Howell, Jr.                        (1)                      250,000
Roger D. Davis                           (1)                      250,000
---------------------------  --------------------------  -----------------------

         (1) The "Plan" is limited to written Option Agreements entered into by the Company and each optionee. Inasmuch as the exercise price of the options granted equaled the market price of the Company's common stock on the date of grant there currently is no determinable value to the options.

         (2) The options granted were one-time grants of options to the four named option holders. No other person participated in the receipt of such options.

Transferability

         The Options are not transferable by an optionee otherwise than at his or her death by will or by the laws of descent and distribution and are exercisable during the lifetime of the optionee only by the optionee. The shares of the Company's common stock underlying the option have not been registered under the Securities Act, and such common stock may not be freely transferable and must be held indefinitely unless such common stock is either registered under the Securities Act or an exemption from registration is available. The Company has agreed to register the shares underlying the options and intends to do so in the near future.

Tax Information

         The options granted are both ISOs and NSOs. The Option Agreements provide that each vested installment shall be deemed to be an ISO to the maximum amount allowed by the Code and an NSO to the extent not deemed to be an ISO. Under the Code, the maximum amount of ISOs which are first exercisable by an employee in a given year may not be for stock worth more than $100,000. To the extent the fair market value exceeds $100,000, such excess shares are deemed to be NSOs rather than ISOs. For additional information concerning the tax consequences of the options, see the discussion of Tax Matters in Proposal 3 above.

Recommendation of Board of Directors

         The Board of Directors recommends a vote FOR the proposal to ratify 1996 grants of stock options to Larry Meek and Frank Lucchese and 1997 grants of stock options to Reese Howell, Jr. and Roger Davis.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         McGladdery & Pullen has served as the Company's independent auditor since 1996. It is not expected that any representative of McGladdery & Pullen will be present at the Annual Meeting.


                                     GENERAL

         Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

         Shareholder proposals intended for presentation at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its principal offices at 17W220 22nd Street, Suite 420, Oakbrook Terrace, IL 60181 not later than August 23, 1998.

         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their proposals and obtaining their proxies. A professional proxy solicitor will not be engaged.

         IN ORDER THAT YOUR SHARES MAY BE REPRESENTED, IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. IN THE EVENT YOU ARE ABLE TO ATTEND, WE WILL, IF YOU REQUEST, CANCEL THE PROXY.

                                         By Order of the Board of Directors


                                         /s/ Douglas P. Morris
                                         Douglas P. Morris
                                         President

 December 10, 1997

Exhibits

   Celtic Illinois Articles of Incorporation
   Celtic Illinois Bylaws
   Delaware Dissenter's Rights Statute
   Stock Option Plan

                                      PROXY
                             CELTIC INVESTMENT, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                January 12, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned hereby appoints Douglas P. Morris, President and director of Celtic Investment, Inc., or any member of the Board of Directors, with power of substitution, to represent and vote on behalf of the undersigned all shares of common stock of Celtic Investment, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 12, 1998, at 6:00 p.m. and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Proxy Statement for the meeting, receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (2) (3) and (4).

  1. ELECTION OF DIRECTORS          FOR all nominees listed below               NO AUTHORITY
                                    (except as marked to the                    to vote for all nominees listed
                                    contrary below) ____                        below ____

     Howard M. Talks, Douglas P. Morris, Larry Meek, Reese Howell, Jr. and Pamela Davis

     INSTRUCTION:              To withhold authority to vote for any individual
                               nominee write that nominee's name on the space provided below.

     -------------------------------------------------------------------.

  2.  Reincorporation Merger                         For ____          Against ____     Abstain ____

  3.  1997 Stock Option Plan:                        For ____          Against ____     Abstain ____

  4.  1996 and 1997 Grants of Stock Options:         For ____          Against ____     Abstain ____


  5. IN THEIR DISCRETION, Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS SET FORTH ABOVE.

         Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. Please return this Proxy in the enclosed envelope.

Dated:______________________                 __________________________________
                                             Signature

____________________________                 __________________________________
Number of shares owned                       Please print name clearly

                                Return Proxy To:
                             Celtic Investment, Inc.
                          17W220 22nd Street, Suite 420
                        Oakbrook Terrace, Illinois 60181

                             CELTIC INVESTMENT, INC.
                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held January 12, 1998

TO THE SHAREHOLDERS OF CELTIC INVESTMENT, INC.

     The Annual Meeting of the Shareholders of Celtic Investment, Inc. (the "Company") will be held at the _________________________________, _______,
Illinois ____on January 12, 1998, at 6:00 p.m. local time, for the following purposes:

1. To elect five (5) directors each to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

2. To consider and act upon a proposal to approve and adopt a Plan of Reorganization and Agreement of Merger which provides for the merger of the Company with and into its wholly-owned subsidiary in order to change the state of incorporation of the Company from Delaware to Illinois as set forth in the Proxy Statement.

3.   To approve the adoption of the Company's 1997 Stock Option Plan;

4. To ratify and approve 1996 and 1997 grants of stock options to certain employees of U.S. Commercial Funding Corp, Salt Lake Mortgage Corp. and Advantage Realty, Inc., all of which are subsidiaries of the Company

5. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                           By Order of the Board of Directors


                                           /s/ Douglas P. Morris
                                               Douglas P. Morris President

Oakbrook Terrace, Illinois
December 10, 1997

===============================================================================
          All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.
===============================================================================